SUB-ITEM 77Q3


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2009
File number: 811-6463
Series No.:  11


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                               $ 1,477
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                               $   215
       Class C                               $   437
       Class R                               $    58
       Class Y                               $     7
       Investor Class                        $   664
       Institutional Class                   $ 9,200

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                0.3010
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                0.1756
       Class C                                0.1756
       Class R                                0.2593
       Class Y                                0.3027
       Investor Class                         0.3010
       Institutional Class                    0.3932

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                 4,915
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                 1,034
       Class C                                 2,420
       Class R                                   254
       Class Y                                    76
       Investor Class                          2,106
       Institutional Class                    23,254

74V. 1 Net asset value per share (to nearest cent)
       Class A                                $ 8.09
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                $ 8.09
       Class C                                $ 7.89
       Class R                                $ 8.10
       Class Y                                $ 8.22
       Investor Class                         $ 8.21
       Institutional Class                    $ 8.09